                                   EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 15 day of August, 2002, by and among Entrada Networks, Inc., a Delaware corporation ("ESAN"), DBW, Inc., a Delaware corporation ("DBWI"), and HandsOn Ventures, LLC, a Delaware limited liability company ("HOV").

                               W I T N E S S E T H

         WHEREAS, the Boards of Directors of ESAN and DBWI have approved the merger (the "Merger") of DBWI with and into ESAN subject to the terms and conditions of this Agreement, whereby the outstanding shares of common stock of DBWI (the "DBWI Common Stock") will be converted into five thousand (5,000) shares of Series B preferred stock of ESAN (the "ESAN Preferred Stock") and shares of common stock of ESAN (the "ESAN Common Stock");

         WHEREAS, ESAN, HOV and DBWI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, DBWI is the owner of twenty million (20,000,000) shares of the common stock of Savant Consulting Group, Inc., a New Jersey corporation ("Savant"), which constitute all of the issued and outstanding shares of common stock of Savant as of the date hereof; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual agreements recited herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, ESAN, HOV and DBWI agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.01 Definitions. The following terms shall have the meanings ascribed thereto:

                  (a) "Act" means the Securities Act of 1933, as amended.

                  (b) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                  (c) "Certificate of Designation" means the Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock of Entrada Networks, Inc., in the form attached hereto as Exhibit A, which by the Closing Date will be filed with the Secretary of State of the State of Delaware.

                  (d) "Closing Price" means the last closing bid price for ESAN Common Stock on the NASDAQ Small Cap Market or in the over-the-counter market on the electronic bulletin board for ESAN Common Stock as reported by Bloomberg, or, if no closing bid price is reported for ESAN Common Stock by Bloomberg, the last closing trade price for ESAN Common Stock as reported by Bloomberg. If no last closing bid or trade price is reported for ESAN Common Stock by Bloomberg, "Closing Price" means the average of the bid prices of any market makers for ESAN Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                  (e) "DBWI Common Stock" means the Class A common stock, par value $0.01 per share, of DBWI.

                  (f) "DGCL" means the Delaware General Corporation Law, as amended.

                  (g) "ESAN Common Stock" means the shares of common stock, par value $.001 per share, of ESAN.

                  (h) "ESAN Preferred Stock" means the shares of Series B Convertible Preferred Stock of ESAN, par value $0.001 per share, having the rights, preferences and privileges as set forth in the Certificate of Designation, and each share having a liquidation value of One Thousand ($1,000) Dollars.

                  (i) "knowledge," "best knowledge" or "know" means with respect to each entity which is a party to this the Agreement, the knowledge of such entity (including its directors and officers) after due inquiry and investigation.

                  (j) "Material Adverse Effect" means any with respect to any entity, to the extent not reflected on such entity's balance sheet, any liability, obligation, impairment, restriction, lien, cost, expense, loss, compensation, payment, reimbursement, damage, judgment or settlement to, of, by or on the business (including on assets that has such effect on the business), operations, cash flow, property, assets, prospects or condition (financial or otherwise) of such entity and its subsidiaries taken as a whole in the amount of $250,000 or more for an individual occurrence or $500,000 or more in the aggregate for multiple occurrences, arising outside the ordinary course of business. "Material Adverse Effect" includes, without limitation, any effect that impairs the ability of any of the parties hereto to consummate any transaction contemplated hereby.

                  (k) "Payment Dates" means November 1, 2002, February 1, 2003, May 2, 2003 and August 1, 2003. In the event the Closing occurs after November 1, 2002, the payment due with respect to any and all Payment Dates already past shall be due on the first business day after the Closing.

                  (l) "SEC" means the Securities and Exchange Commission.

                  (m) "Value" of ESAN Common Stock means the arithmetic average of the Closing Price of ESAN Common Stock on each trading day during the twenty
(20) consecutive trading days immediately preceding each Payment Date.

         1.02 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, ESAN and DBWI will cause DBWI to be merged with and into ESAN at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of DBWI shall cease and ESAN shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of ESAN and DBWI in accordance with the provisions of the DGCL.

         1.03 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to the provisions of Article XI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., on a date within three (3) business days of the approval of the transactions contemplated by the shareholders of ESAN and any other party whose consent is required (the "Closing Date"), at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Woodbridge, New Jersey, or such other place, time and date as the parties may agree. Subject to the provisions of this Agreement, a certificate of merger shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered for filing and recordation with the Secretary of State of the State of Delaware in accordance with the DGCL on the Closing Date.

         1.04 Effective Time. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as shall be agreed by ESAN and DBWI and as shall be set forth in such certificate) in accordance with the DGCL (the date and time the Merger becomes effective being the "Effective Time").

         1.05 Certificate of Incorporation; By-laws. At the Effective Time and without any further action on the part of ESAN and DBWI (i) the certificate of incorporation of ESAN as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, (ii) the by-laws of ESAN shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law and (iii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law, including the DGCL.

         1.06 Officers and Directors. The officers and directors of ESAN at the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

               EFFECT OF MERGER ON CAPITAL STOCK OF ESAN AND DBWI

         2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of ESAN Common Stock or of DBWI

Common Stock, all of the shares of DBWI Common Stock outstanding immediately prior to the Effective Time shall be converted and exchanged for the following (the "Merger Consideration"):

                  (a) Five thousand (5,000) shares of ESAN Preferred Stock.

                  (b) On each of the Payment Dates, that number of shares of ESAN Common Stock as has an aggregate Value of Two Hundred Fifty Thousand ($250,000) Dollars on such respective Payment Date.

                  (c) Within one hundred twenty (120) days following the close of each of the calendar years 2003, 2004 and 2005 in which Savant achieves net revenues of at least seventy percent (70%) of its Annual Target and a Pretax Percentage of at least seven percent (7%), ESAN shall issue to HOV that number of Shares of ESAN Common Stock as has a Value (as of the date of issuance) of $1,800,000 for 2003 and $800,000 for each of 2004 and 2005. For the purposes of this Section 2.01, the Annual Target shall be defined as net revenues of $25,000,000 and the Pretax Percentage shall be defined as pretax income divided by net revenues, multiplied by 100, all as computed in accordance with generally accepted accounting principles, consistently applied, and certified by ESAN's independent auditors.

                  (d) Each stock certificate of DBWI evidencing shares of DBWI Common Stock shall thereafter evidence ownership of shares of ESAN Common Stock or ESAN Preferred Stock, as the case may be.

                  (e) If any issuance of the ESAN Common Stock becomes due on a date that is not a Business Day, payment shall be deferred until the next Business Day.

         2.02 Stock Transfer Books. At the close of business, eastern time, on the day the Effective Time occurs, the stock transfer books of DBWI shall be transferred to ESAN and there shall be no further registration of transfers of shares by DBWI of DBWI Common Stock thereafter on the records of DBWI. From and after the Effective Time, holders of DBWI Common Stock shall cease to have any rights with respect to such shares of DBWI Common Stock formerly represented by the aforementioned certificates surrendered pursuant to Section 2.01(d), except as otherwise provided herein or by law.


                                   ARTICLE III
                             ADDITIONAL TRANSACTIONS

         3.01 Due Diligence Investigation. Prior to the Closing, each of ESAN and DBWI shall have the opportunity to conduct and complete to such party's satisfaction in its sole discretion, customary business, financial, tax, legal and environmental due diligence investigations of ESAN, DBWI and Savant (the "Due Diligence Investigation"), as the case may be. The Due Diligence Investigation shall include, but not be limited to, corporate records, sales records and contract, financial and tax records, legal matters, regulatory matters, environmental matters, employment matters, contractual matters, insurance matters, employment and labor matters, patent and trademark matters, pension and benefit records and matters, and such other agreements and matters as such party and its counsel and financial advisors deem relevant. Each party acknowledges that the consummation of the transactions contemplated by this Agreement is subject to the completion of the Due Diligence Investigation, the results of which shall be satisfactory to each such party in its sole discretion. Each of DBWI and ESAN shall, upon reasonable prior notice, permit representatives of ESAN and DBWI, respectively to have access to DBWI's, Savant's and ESAN's facilities, management, books, records, personnel, customers and suppliers for the purpose of conducting the Due Diligence Investigation.

         3.02 Restricted Securities. DBWI understands that the shares of ESAN Preferred Stock being issued hereunder, the shares of ESAN Common Stock issuable upon conversion of ESAN Preferred Stock, and the shares of ESAN Common Stock issuable as part of the Merger Consideration (collectively, the "ESAN Securities") are characterized as "restricted securities" under the federal securities laws inasmuch as they are being issued by ESAN in a transaction not involving a public offering and that under such laws and applicable regulations ESAN Securities may be resold without registration under the Act, only in certain limited circumstances.

         3.03 Further Limitations on Disposition. Without in any way limiting the representations set forth above, unless there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, DBWI further agrees not to make any disposition of all or any portion of ESAN Securities unless and until the transferee has agreed in writing for the benefit of ESAN to be bound by this Section 3.03 and the Investor Rights Agreement, and if reasonably requested by ESAN, DBWI shall have furnished ESAN with an opinion of counsel, reasonably satisfactory to ESAN, that such disposition will not require registration of such shares under the Act. It is agreed that ESAN will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         3.04 Legend. It is understood that the certificates evidencing ESAN Securities will bear the following legend unless such securities are registered under the Act:

         "The shares evidenced by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred unless registered or qualified pursuant to such Act and applicable state securities laws or an exemption from registration under such Act or such applicable state securities laws is available."

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF HOV AND DBWI

         DBWI and HOV make the following representations and warranties to ESAN, each of which shall be deemed material (and ESAN, in executing, delivering and performing its obligations under this Agreement has relied and will rely upon the correctness and completeness of each of such representations and warranties):

         4.01 DBWI Corporate Existence and Qualification. DBWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DBWI



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

was formed on May 23, 2002 and since that date, has conducted no business other than acquiring all of the issued and outstanding stock of Savant on June 28, 2002. Except as listed on Schedule 4.01, DBWI has no other assets other than the stock of Savant, it conducts no other business and it has no liabilities. The authorized capital stock of DBWI consists of (a) one thousand (1,000) shares of Class A common stock, $0.01 par value per share, of which one hundred (100) shares are issued and outstanding, all of which are owned by HOV; (b) one thousand (1,000) shares of Class B common stock, $0.01 par value per share, none of which are issued and outstanding; and (c) two thousand (2,000) shares of preferred stock, $0.01 par value per share, none of which are issued and outstanding. DBWI has no subsidiaries other than Savant.

         4.02. Savant Corporate Existence and Qualification. Savant is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Savant has the corporate power to carry on its business as now conducted and to own its assets. Savant is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 4.02, which are the only jurisdictions in which Savant is required to qualify in order to own its assets or properties or to carry on its business as now conducted except where the failure to so qualify could be reasonably expected to have a Material Adverse Effect. The copies of Savant's Certificate of Incorporation (certified by the Department of Treasury of the State of New Jersey) and By-Laws (certified by Savant's secretary), as amended to date, which have been delivered to ESAN, are true and complete copies of those documents as now in effect. The minute books of Savant contain accurate records, in all material respects, of all material meetings of its Board of Directors and shareholders since its incorporation, and accurately reflect, in all material respects, all actions referred to therein.

         4.03. Capitalization. The authorized capital stock of Savant consists of (a) fifty million (50,000,000) shares of common stock, no par value, of which twenty million (20,000,000) shares are issued and outstanding; (b) ten million (10,000,000) shares of Preferred Stock, of which (i) one thousand eight hundred (1,800) have been designated Series A Preferred Stock, no par value per share, all of which are issued and outstanding (the "Savant Series A Preferred"); (ii) eight hundred (800) have been designated Series B Preferred Stock, no par value per share, all of which are issued and outstanding (the "Savant Series B Preferred"); and (iii) eight hundred (800) have been designated Series C Preferred Stock, no par value per share (the "Savant Series C Preferred Stock," which, together with the Savant Series A Preferred and Savant Series B Preferred, are referred to herein as the "Savant Preferred Stock"), all of which are issued and outstanding. All of the shares of Savant Common Stock and Savant Preferred Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. All of the shares of Preferred Stock of Savant will be cancelled without cost to Savant or ESAN prior to the Closing. Except as set forth on Schedule 4.03 to this Agreement, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Savant or DBWI is a party or by which Savant or DBWI is bound, calling for the issuance, transfer, sale or other disposition of the Savant Common Stock. Except for the Savant Preferred Stock and all outstanding employee stock options and as set forth on Schedule 4.03, there are no outstanding securities of Savant convertible or exchangeable, actually or contingently, into shares of Savant Common Stock or any other securities of Savant.

         4.04. Subsidiaries. There are no corporations, partnerships, limited liability companies, trusts or other business entities controlled by Savant. Savant has made no investments in, or owns, none of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

         4.05. Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of HOV, Savant or DBWI to enable such persons to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been, obtained.

         4.06. Binding Nature of Agreement; Title to Shares.

         (a) This Agreement constitutes DBWI's valid and binding obligation and is enforceable in accordance with its terms. DBWI is, and at the Closing will be, the sole record and beneficial owner of the Savant Common Stock, free and clear of all manner of liens, charges, encumbrances, and claims. DBWI has, and at the Closing will have, good and marketable title to the Savant Common Stock.

         (b) This Agreement constitutes HOV's valid and binding obligation and is enforceable in accordance with its terms. HOV is, and at the Closing will be, the sole record and beneficial owner of the DBWI Common Stock, free and clear of all manner of liens, charges, encumbrances, and claims. HOV has, and at the Closing will have, good and marketable title to the DBWI Common Stock.

         4.07. Financial Statements, etc. The books of accounts of Savant, taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. Savant's balance sheets as of December 31, 2000, December 31, 2001, and April 30, 2002, and the related statements of income and retained earnings and cash flows for the years ended December 31, 1999, 2000 and 2001 and the three month period ended March 31, 2002 (collectively, the "Financial Statements") fairly present the financial position of Savant in all material respects as of the said dates and the results of its operations for such fiscal years and periods and, except as set forth therein or in Schedule 4.07 were prepared in all material respects in conformity with generally accepted accounting principles consistently applied throughout the fiscal year and periods covered thereby. The Financial Statements have been or will be audited or, with respect to the March 31, 2002 Financial Statements only, reviewed, by BDO Seidman LLP, independent, certified public accountants ("BDO").

         4.08. Liabilities. As of April 30, 2002 (the "Savant Balance Sheet Date"), Savant had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against Savant's Balance Sheet at the Balance Sheet Date (the "Savant Balance Sheet").

         4.09. Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Savant Balance Sheet Date, Savant has not: (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock;

(ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business: (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as to the Savant Balance Sheet Date and current liabilities incurred since the Savant Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction having an aggregate value greater than $25,000; (viii) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

         4.10. Adverse Developments. Except as otherwise expressly provided or set forth in, or required by this Agreement, since the Savant Balance Sheet Date, there have been no changes in the properties, operations or financial condition of Savant, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a Material Adverse Effect upon the business of Savant, and Savant, after reasonable inquiry, knows of no development or threatened development of a nature that is, or which could be reasonably expected to have a Material Adverse Effect upon the business of Savant and or upon any of its respective assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would result in a Material Adverse Effect.

         4.11. Taxes. Savant has delivered to ESAN true and complete copies of the Federal income tax returns on Form 1120, or approved extensions therefor, of Savant as filed with the Internal Revenue Service for the fiscal years ended December 31, 1999, 2000 and 2001. Such returns were prepared in conformity in all material respects with information contained in the books and records of Savant and contain no untrue statement of a material fact or omit to state any fact required to make any such return not materially misleading. Except as set forth in Schedule 4.11, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may have become due or payable by Savant and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by Savant with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. Except as set forth in said Schedule 4.11, no deficiency is proposed or to the knowledge of Savant, after reasonable inquiry, threatened against Savant.

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Schedule 4.11 also sets forth a list of those states in which income, franchise or sales and use tax returns were or will be filed by Savant for the fiscal year ended December 31, 2001.

         4.12. Ownership of Assets. Except as set forth in Schedule 4.12, Savant owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in Savant's Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Savant Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes. Schedule 4.12 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by Savant or in which it has an interest. Except as set forth in said Schedule 4.12, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned or leased are, in the reasonable business judgment of DBWI, sufficient to permit Savant to conduct its business as now conducted. Except as set forth in Schedule 4.12, Savant is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. To the knowledge of DBWI, Savant is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of DBWI, after reasonable inquiry, are threatened and no claim has been received by Savant or DBWI alleging any such violation.

         4.13. Insurance. Schedule 4.13 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by Savant as of the date hereof. Except as set forth in Schedule 4.13, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth in Schedule 4.13, DBWI, after reasonable inquiry, does not know of any state of facts, or of the occurrence of any event which might reasonably (i) form the basis for any claim against Savant not fully covered by insurance for liability on account of any express or implied warranty or tortious omission of commission, or (ii) result in a material increase in insurance premiums of Savant.

         4.14. Litigation, Compliance with Law. Except as set forth in Schedule 4.14, there are no actions, suits, proceedings or governmental investigations relating to Savant or to any of its respective properties, assets or businesses pending or, to the knowledge of DBWI, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against Savant or against or relating to any of its properties, assets or businesses. Except as set forth in
Schedule 4.14, Savant is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, which violation would have a Material Adverse Effect on Savant.

         4.15. Real Property. Schedule 4.15 sets forth a brief description of all real property which is owned by, or leased to Savant, including all material structures located hereon. The real property leases described in Schedule 4.15 that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid. All uses of such owned or leased property by Savant conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

         4.16. Agreements and Obligations; Performance. Except as set forth in this Agreement or listed and briefly described in Schedule 4.16 (the "Listed Agreements"), Savant is not a party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $20,000; (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $20,000 that cannot be cancelled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability: (iii) contractual obligation or contractual liability of any kind to DBWI; (iv) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements;
(v) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (vi) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vii) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability;
(viii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (ix) lease for real or personal property (including borrowings thereon), license or royalty agreement;
(x) union or other collective bargaining agreement; (xi) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xii) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xiii) contract containing covenants limiting the freedom of Savant to engage or compete in any line or business or with any person in any geographical area; (xiv) contract or opinion relating to the acquisition or sale of any business; (xv) voting trust agreement or similar shareholders' agreement; (xvi) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. Except as set forth in Schedule 4.16, Savant has not during the last 36 months entered into any of the types of contracts, arrangements, commitments or understandings with any of its suppliers or customers referred to in item (iv) of this Section 4.16. A true and correct copy of each of the written listed Agreements, has been made available or delivered to ESAN. Savant has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements which would reasonably be expected to result in a Material Adverse Effect on Savant and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. DBWI, after reasonable inquiry, knows of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

         4.17. Condition of Assets. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by Savant in the conduct of its respective businesses are in good operating condition and repair, ordinary wear and tear excepted.

         4.18 Accounts Receivable. All of the accounts receivable are reflected in the books of account of Savant in accordance with GAAP and arose in the ordinary course of its business from the sale of services or goods.

         4.19. Permits and Licenses. Schedule 4.19 sets forth (i) all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by Savant. Savant has all permits, licenses, order and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such other permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of DBWI, after reasonable inquiry, no suspension or cancellation or any of such other permits, licenses, etc. is threatened, the suspension or cancellation of which would have a Material Adverse Effect on Savant; and Savant is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals. Schedule 4.19 also sets forth a brief description of all vans, automobiles, trucks or other vehicles owned or leased by Savant and the state of title thereof.

         4.20. Banking Arrangements. Schedule 4.20 sets forth the name of each bank in or with which Savant has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box including the names of all persons currently authorized to draw thereon or having access thereto, and the names of all persons, if any, now holding powers of attorney from Savant and a summary statement of the terms thereof.

         4.21. Interest in Assets. Neither DBWI nor any third party owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of Savant.

         4.22. Salary Information. Schedule 4.22 contains a list of the names and current salary rates of and bonus commitments to all present officers of Savant, and the names and current annual salary rates of all other persons employed by Savant whose annual salaries and bonuses exceed $100,000.00.

         4.23. Employee Benefit Plans. Schedule 4.23 includes a list of all of the "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Savant or to which it makes employer contributions with respect to its employees, a complete and correct copy of each of which has been delivered to ESAN. There are no vested and unfunded benefits under any such plans.

                  4.23.1. All of the pension and profit sharing plans maintained by Savant (herein collectively referred to as the "Pension Plans") are listed in Part A of Schedule 4.23. Each of the Pension Plans has received a favorable determination letter as to its qualification under section 4.01(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including, but not limited to, amendments made by ERISA), to DBWI's knowledge, after reasonable inquiry, nothing has occurred with respect to any such Pension Plan which would cause the loss of such qualification, and Savant has delivered to ESAN true and correct copies of all such determination letters.

                  4.23.2. All of the Pension Plans not maintained by Savant but to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Other Pension Plans"), are listed in Part B of
Schedule 4.23. Each of the Other Pension Plans is a multi-employer plan (within the meaning of section 3(37) of ERISA), but Savant is not a substantial employer (within the meaning of section 4001(a)(2) of ERISA) with respect to any of the Other Pension Plans.

                  4.23.3. To DBWI's knowledge, after reasonable inquiry, all contributions required by law or required under the Pension Plans with respect to the three plan years ended prior to the Closing Date shall have been made on or prior to the Closing Date by Savant. With regard to the current plan year of each of the Other Pension Plans, all contributions required to meet the employer contribution obligations of Savant, under section 412 of the Code, Part 3 of Title I(B) of ERISA, such other Pension Plan or any applicable collective bargaining agreement, with respect to that portion of the current plan year ending on the Closing Date, to DBWI's knowledge, after reasonable inquiry, shall have been made on or prior to the Closing Date by Savant.

                  4.23.4. No Pension Plan or related trust has terminated, and no "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to either any of the Pension Plans or the participation of Savant in any of the Other Pension Plans, other than the transactions contemplated by this Agreement, since the effective date of ERISA.

                  4.23.5. None of the Pension Plans which are subject to provisions of section 412 of the Code or Part 3 of Title I(B) of ERISA or their related trusts has incurred any "accumulated funding deficiency" (within the meanings of section 412(a) of the Code and section 302 of ERISA) since the effective date of ERISA.

                  4.23.6. Savant has not incurred any liability (except for required premium payments, which premium payments have been made for plan years ended prior to the Closing Date, to the Pension Benefit Guaranty Corporation), with respect to the Pension Plans.

                  4.23.7. All of the welfare plans maintained by Savant or to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Welfare Plans") are listed in Part C of
Schedule 4.23. To DBWI's knowledge, after reasonable inquiry, there are no actions, suits or claims, pending or threatened against any of the Pension Plans, or (with respect to the participation of Savant therein) against any of the Other Pension or Welfare Plans, or against Savant with respect to any thereof.

                  4.23.8. Savant has satisfied in all material respects all reporting and disclosure requirements applicable to it under ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the Pension and Welfare Plans, and Savant will deliver to ESAN prior to the Closing Date true and complete copies of the most recently filed and disclosed Forms EBS-1, Forms 5500 and 5500-C (with exhibits), 1976 "ERISA Notices" and summary plan descriptive for the Pension and Welfare Plans.

                  4.23.9. To DBWI's knowledge, after reasonable inquiry, none of the Pension and Welfare Plans or any of their related trusts, or Savant or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to the Plans, has engaged in any "prohibited transaction" (within the meaning of section 408 of ERISA or section 4975(c)(23) or (d) of the Code), with respect to the participation of Savant therein, which could subject any of the Pension or

Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of the Plan, or Savant or ESAN, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by section 502(i) or ERISA or section 4975 of the Code.

                  4.23.10. The Trustees of each of the Pension Plans have completed their required annual accountings for the plan year ended December 31, 2001, such accountings accurately reflect the financial positions of the Pension Plans as at such date, and true and complete copies of the Trustees' reports or schedules of such accountings have been delivered to ESAN.

         4.24. No Breach. Neither the execution and delivery of this Agreement nor compliance by Savant, HOV and DBWI with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of DBWI or Savant or the Certificate of Formation or Operating Agreement of HOV;

                  (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which Savant, HOV or DBWI is a party or by which either of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Savant pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, Savant, HOV or DBWI or upon their respective properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to Savant or any of its respective securities, assets or properties which violation would result in a Material Adverse Effect upon Savant.

         4.25. Brokers. Neither DBWI nor HOV has engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement, and DBWI and HOV agree to indemnify ESAN against, and to hold it harmless from any claim for brokerage or similar commission or other compensation which may be made against ESAN by any third party in connection with any transactions contemplated hereby which claim is based upon any action by DBWI or HOV.

         4.26. Labor Discussions. Except with respect to the agreements listed in Schedule 4.16 pursuant to Section 4.16(x), Savant is not, or during the past three years has not been, involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. With respect to said agreements, Schedule 4.16 sets forth a description of the status thereof, including any demands or proposals with respect to the renewal, extension or replacement thereof.

         4.27. Change of Name. Savant has not conducted business under any name during the past three (3) years except those set forth on Schedule 4.27 ("Alternate Names").

         4.28 Environmental. To DBWI's knowledge, Savant has not used, generated, manufactured, installed, released, discharged, stored or disposed of any "Hazardous Materials," as defined below, on, under, in or about the site of any real property of Savant. The term "Hazardous Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which Savant conducts business, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of New Jersey law, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C.
6903) or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). The current operations of Savant comply with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances or the state, city and country in which such property is located. All sewage and waste discharged at such property is and has been discharged in compliance with applicable federal, state and local law. To DBWI's knowledge, no wells of any kind which may exist on such property are or have been receiving any discharges and no underground storage tanks exist at any such property.

         4.29 Untrue or Omitted Facts. No representation, warranty or statement by DBWI or HOV in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF ESAN

         ESAN makes the following representations and warranties to DBWI and HOV, each of which shall be deemed material, and DBWI and HOV, in executing this Agreement, has relied and will rely on the correctness and completeness of such representations and warranties:

         5.01. Organization. ESAN is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets. A complete list of entities in which ESAN, directly or indirectly, owns capital stock or holds an equity or similar interest is disclosed in ESAN's 10K filing for the fiscal year ended January 31, 2002, filed with the SEC on May 1, 2002 (the "10K Filing").

         5.02 Capitalization and Voting Rights. The authorized capital and voting rights of shareholders of ESAN is as disclosed in ESAN's 10K Filing, 10Q and other filings made with the SEC.

         5.03 SEC Documents. Since September 30, 2000, ESAN has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As of the date of filing of such documents (the "SEC Documents") with the SEC, the SEC Documents, as they may have been subsequently amended by filings made by ESAN with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by ESAN with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of ESAN included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

         5.04 Valid Issuance of Securities. The ESAN Securities being delivered as part of the Merger Consideration hereunder, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances or restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws, as currently in effect, of the United States and each of the states whose securities laws govern the issuance of any of ESAN Securities hereunder. The ESAN Securities are not and will not be subject to any preemptive rights, rights of first refusal, rights of first offer or other similar rights that have not been properly waived or complied with.

         5.05. No Breach. Neither the execution and delivery of this Agreement nor compliance by ESAN with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of ESAN;

                  (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which ESAN is a party or by which it or any of its respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ESAN pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, ESAN or upon its properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to ESAN or any of its respective securities, assets or properties.

         5.06. Authority for and Binding Nature of Agreement. All corporate and other proceedings required to be taken by or on behalf of ESAN including, without limitation, all actions required to be taken by its Board of Directors, to authorize ESAN to enter into and carry out this Agreement will have been duly and properly taken at or prior to the Closing Date. All corporate action on the part of ESAN, its officers, directors and shareholders necessary for the authorization, issuance (or reservation for issuance) of ESAN Securities has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of ESAN, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         5.07. Brokers. ESAN has not engaged, consented to, or authorized any broker, finder, investment banker or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and ESAN agrees to indemnify DBWI against, and to hold each of them harmless from, any claim for brokerage or similar commission or other compensation which may be made against Savant or DBWI by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by ESAN.

         5.08. Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since April 30, 2002 (the "ESAN Balance Sheet Date"), ESAN has not: (i) with the exception of any issuances under its Employee Stock Plan, Employee Stock Option Plan or Director's Stock Option Plan (all issuances with regard thereto being set forth on Schedule 5.08 attached hereto), issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business: (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as to the ESAN Balance Sheet Date and current liabilities incurred since the ESAN Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction having an aggregate value greater than $500,000; (viii) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or
(xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

         5.09. Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the ESAN Balance Sheet Date, there have been no changes in the properties, operations or financial condition of ESAN, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a Material Adverse Effect upon the business of ESAN, and ESAN, after reasonable inquiry, knows of no development or threatened development of a nature that is, or which could be reasonably expected to have a Material Adverse Effect upon the business of ESAN and or upon any of its respective assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature.

         5.10. Litigation, Compliance with Law. Except as set forth in Schedule 5.10, there are no actions, suits, proceedings or governmental investigations relating to ESAN or to any of its respective properties, assets or businesses pending or, to its knowledge, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against ESAN or against or relating to any of its properties, assets or businesses; and ESAN, after reasonable inquiry, does not know of any basis for any such action, suits or proceedings within the past two years or any such governmental investigations, orders, injunctions or decrees at any time in the past. Except as set forth in
Schedule 5.10, ESAN is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, which violation would have a Material Adverse Effect on ESAN.

         5.11. Employee Benefit Plans. Schedule 5.11 includes a list of all of the "pension" and "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by ESAN or to which it makes employer contributions with respect to its employees. There are no vested and unfunded benefits under any such plans.

                  5.11.1. All of the pension and profit sharing plans maintained by ESAN (herein collectively referred to as the "ESAN Pension Plans") are listed in Part A of Schedule 5.11. Each of the ESAN Pension Plans has received a favorable determination letter as to its qualification under section 4.01(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including, but not limited to, amendments made by ERISA), nothing has occurred with respect to any such ESAN Pension Plan which would cause the loss of such qualification.

                  5.11.2. All of the Pension Plans not maintained by ESAN but to which it makes employer contributions with respect to its employees (herein collectively referred to as the "Other ESAN Pension Plans"), are listed in Part B of Schedule 5.11. Each of the Other ESAN Pension Plans is a multi-employer plan (within the meaning of section 3(37) of ERISA), but ESAN is not a substantial employer (within the meaning of section 4001(a)(2) of ERISA) with respect to any of the Other ESAN Pension Plans.

                  5.11.3. All contributions required by law or required under the ESAN Pension Plans with respect to plan years ended prior to the Closing Date shall have been made on or prior to the Closing Date by ESAN. With regard to the current plan year of each of the Other ESAN Pension Plans, all contributions required to meet the employer contribution obligations of ESAN, under section 412 of the Code, Part 3 of Title I(B) of ERISA, such Other ESAN Pension Plan or any applicable collective bargaining agreement, with respect to that portion of the current plan year ending on the Closing Date, shall have been made on or prior to the Closing Date by ESAN.

                  5.11.4. No ESAN Pension Plan or related trust has terminated, and no "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to either any of the ESAN Pension Plans or the participation of ESAN in any of the Other ESAN Pension Plans, other than the transactions contemplated by this Agreement, since the effective date of ERISA.

                  5.11.5. None of the ESAN Pension Plans which are subject to provisions of section 412 of the Code or Part 3 of Title I(B) of ERISA or their related trusts has incurred any "accumulated funding deficiency" (within the meanings of section 412(a) of the Code and section 302 of ERISA) since the effective date of ERISA.

                  5.11.6. ESAN has not incurred any liability (except for required premium payments, which premium payments have been made for plan years ended prior to the Closing Date, to the Pension Benefit Guaranty Corporation), with respect to the ESAN Pension Plans.

                  5.11.7. All of the welfare plans maintained by ESAN or to which it makes employer contributions with respect to its employees (herein collectively referred to as the "ESAN Welfare Plans") are listed in Part C of
Schedule 4.22. There are no actions, suits or claims, pending or threatened, and ESAN has no knowledge of any facts which could give rise to any actions, suits or claims against any of the ESAN Pension Plans, or (with respect to the participation of ESAN therein) against any of the Other ESAN Pension or ESAN Welfare Plans, or against ESAN with respect to any thereof.

                  5.11.8. ESAN has satisfied in all material respects all reporting and disclosure requirements applicable to it under ERISA, and the Department of Labor and Internal Revenue Service regulations promulgated thereunder, with respect to all of the ESAN Pension and ESAN Welfare Plans.

                  5.11.9. None of the ESAN Pension and ESAN Welfare Plans or any of their related trusts, or ESAN or any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to the Plans, has engaged in any "prohibited transaction" (within the meaning of section 408 of ERISA or section 4975(c)(23) or (d) of the Code), with respect to the participation of ESAN therein, which could subject any of the ESAN Pension or ESAN Welfare Plans or related trusts, or any trustee, administrator or other fiduciary of the Plan, or ESAN, Savant or DBWI, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by section 502(i) or ERISA or section 4975 of the Code.

                  5.11.10. The Trustees of each of the ESAN Pension Plans have completed their required annual accountings for the plan year ended December 31, 2001, such accountings accurately reflect the financial positions of the ESAN Pension Plans as at such date.

         5.12. Environmental. ESAN has not used, generated, manufactured, installed, released, discharged, stored or disposed of any "Hazardous Materials," as defined below, on, under, in or about the site of any property of ESAN. The term "Hazardous Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which ESAN conducts business, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of California or Maryland law, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C.
6903) or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). The current operations of ESAN comply with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances or the state, city and country in which such property is located. All sewage and waste discharged at such property is and has been discharged in compliance with applicable federal, state and local law. No wells of any kind which may exist on such property are or have been receiving any discharges. There are no underground storage tanks or any kind at any such property.

         5.14 Untrue or Omitted Facts. No representation, warranty or statement by ESAN in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

         6.01 Covenants of HOV and DBWI. HOV and DBWI hereby covenant that, from and after the date hereof, and until the Closing or earlier termination of this Agreement as follows:

                  6.01.1 Access. Savant and DBWI shall afford to the managers, officers, attorneys, accountants and other authorized representatives of ESAN free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel and properties of Savant (including, without limitation, the work papers prepared by Savant's auditors) so that ESAN may have full opportunity to conduct the Due Diligence Investigation. Savant will cause its employees, accountants and attorneys to cooperate fully with the Due Diligence Investigation, and to make full disclosure to ESAN of all material facts affecting its financial condition and business operations.

                  6.01.2 Conduct of Business. Savant shall conduct its business only in the ordinary and usual course and shall make no material change in any of its policies without the prior written consent of ESAN, which shall not be unreasonably withheld or delayed.

                  6.01.3 Insurance. Savant shall maintain in force the insurance policies listed in Schedule 4.13, except to the extent that they may be replaced with equivalent policies at the same or lower rates approved by ESAN, which approval shall not be unreasonably denied.

                  6.01.4 Liabilities. Savant shall not incur any obligation or liability required in accordance with GAAP to be set forth on Savant's financial statements, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (i) the foregoing obligations and liabilities, (ii) debts, liabilities, and obligations set forth in the Balance Sheet; (iii) debts, liabilities and obligations arising after the Balance Sheet Date in the ordinary course of its business; and (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits and Schedules annexed to this Agreement.

                  6.01.5 Preservation of Business. HOV and DBWI will use its best efforts to preserve Savant's business organization intact, to keep available the services of its present officers, employees and consultants (except as ESAN may otherwise approve), and to preserve its goodwill.

                  6.01.6 Financial Statements. HOV and DBWI will provide ESAN with the Financial Statements required by Section 4.07 of this Agreement, as well as the unqualified opinions and reports of BDO thereon. In addition to the foregoing, DBWI shall deliver to ESAN at Closing, an unaudited balance sheet of Savant, dated as of the Closing Date (the "Closing Date Balance Sheet"), and, within thirty (30) days of the Closing Date, shall deliver an audited balance sheet of Savant, dated as of the close of business on the Closing Date.

                  6.01.7 No Breach. HOV and DBWI will (i) use their best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the

Closing; (ii) promptly notify ESAN of any event or fact which represents or is likely to cause such a breach or default.

                  6.02 Covenants of ESAN. ESAN hereby covenants that, from and after the date hereof, and until the Closing or earlier termination of this Agreement as follows:

                  6.02.1 Access. ESAN shall afford to the managers, officers, attorneys, accountants and other authorized representatives of HOV and DBWI free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel and properties of ESAN (including, without limitation, the work papers prepared by ESAN's auditors) so that HOV and DBWI may have full opportunity to conduct the Due Diligence Investigation. ESAN will cause its employees, accountants and attorneys to cooperate fully with HOV's and DBWI's due diligence investigation, and to make full disclosure to HOV and DBWI of all material facts affecting ESAN's financial condition and business operations.

                  6.02.2 Conduct of Business. ESAN shall conduct its business only in the ordinary and usual course and shall make no material change in any of its policies without the prior written consent of HOV and DBWI, which shall not be unreasonably withheld or delayed.

                  6.02.3 Insurance. ESAN shall maintain in force the insurance policies listed in Schedule 5.12, except to the extent that they may be replaced with equivalent policies at the same or lower rates approved by ESAN, which approval shall not be unreasonably denied.

                  6.02.4 Liabilities. ESAN shall not incur any obligation or liability required in accordance with GAAP to be set forth on ESAN's financial statements, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (i) the foregoing obligations and liabilities, (ii) debts, liabilities, and obligations set forth in the Balance Sheet; (iii) debts, liabilities and obligations arising after the ESAN Balance Sheet Date in the ordinary course of its business; and (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Exhibits and Schedules annexed to this Agreement.

                  6.02.5 Preservation of Business. ESAN will use its best efforts to preserve ESAN's business organization intact, to keep available the services of its present officers, employees and consultants (except as HOV and DBWI may otherwise approve), and to preserve its goodwill.

                  6.02.6 Financial Statements. Upon the first date after the Closing on which ESAN files with the SEC its financial statements, ESAN will deliver such financial statements to HOV and DBWI.

                  6.02.7 No Breach. ESAN will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing; (ii) promptly notify DBWI of any event or fact which represents or is likely to cause such a breach or default.

                  6.02.8 Reservation of ESAN Common Stock. ESAN shall at all times reserve and keep available out of its authorized but unissued shares of ESAN Common Stock, for the purpose of effecting the conversion of the ESAN Preferred Stock, and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of ESAN Common Stock as shall be necessary therefor.

                  6.02.9 Listing Requirement. On the Closing Date, ESAN shall have secured the listing of the ESAN Securities (including the ESAN Common Stock, ESAN Preferred Stock and ESAN Common Stock issuable upon conversion of the ESAN Preferred Stock), upon the Nasdaq Stock Market ("Nasdaq") and shall use its best efforts to maintain such listing of all ESAN Common Stock from time to time issuable as dividends under the Certificate. ESAN shall use its commercially reasonable efforts to continue the trading and listing of its Common Stock on Nasdaq and shall include from and after the Closing all ESAN Securities in such listing and shall comply in all respects with ESAN's filing and other obligations under the rules of Nasdaq as applicable.

                  6.02.10 ESAN Shareholder Meeting. ESAN hereby covenants that it shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a meeting of the holders of ESAN Common Stock (the "ESAN Shareholder Meeting") as promptly as practicable following the date of this Agreement for the purpose of considering and approving the transactions contemplated by this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, the Board of Directors of ESAN shall recommend, contingent upon the fairness opinion, that the holders of ESAN Common Stock vote in favor of and approve the transactions contemplated by this Agreement at the ESAN Shareholder Meeting.

                                   ARTICLE VII
             CONDITIONS PRECEDENT TO THE OBLIGATION OF ESAN TO CLOSE

                  The obligation of ESAN to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by ESAN in its sole discretion (except when the fulfillment of such condition is a requirement of law).

                  7.01. Representations and Warranties. All representations and warranties of HOV and DBWI contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

                  7.02. Covenants. HOV and DBWI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  7.03. No Action. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially adversely affect the right of ESAN to own the Savant Common Stock or to operate or control the assets, properties and business of Savant after the Closing Date, or which might have a Material Adverse Effect thereon.

         7.04. Consents, Licenses and Permits. HOV, DBWI and ESAN shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of Savant from terminating, the termination of which, in the aggregate, would have a Material Adverse Effect on the business, financial condition or assets of Savant, or (ii) any material indebtedness of Savant from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

         7.05. Certificate of Satisfaction of Conditions. ESAN shall have received a certificate dated the Closing Date, signed by the President and Secretary of DBWI and the authorized representative of HOV as to the satisfaction of the conditions contained in Section 7.01 and 7.02.

         7.06 Good Standing Certificate. DBWI shall have delivered to ESAN a certificates dated as of the most recent practicable date prior to the Closing
(i) issued by the Department of Treasury of the State of New Jersey to the effect that Savant is legally existing and in good standing and (ii) issued by the Secretary of State of the State of Delaware to the effect that DBWI is legally existing and in good standing.

         7.07 Secretary's Certificate. DBWI shall have delivered to ESAN at the Closing a certificate to the effect that attached thereto are true and complete copies of (a) the Certificates of Incorporation and the Bylaws of Savant and of DBWI, respectively, as in effect on the date thereof, and (ii) resolutions adopted by the Board of Directors DBWI and by HOV authorizing the execution, delivery and performance of this Agreement.

         7.08. Opinion. ESAN shall have received the written opinion of counsel to HOV and DBWI and Savant, dated the Closing Date, in the form attached hereto as Exhibit C.

         7.09. No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status, capital stock, or prospects of DBWI and Savant as at the Balance Sheet Date.

         7.10 Due Diligence Investigation. ESAN shall have conducted, and be satisfied in its sole discretion with the results of, the Due Diligence Investigation, including the unaudited Closing Date Balance Sheet of Savant. Receipt of and satisfaction with such unaudited Closing Date Balance Sheet of Savant shall in no way affect Savant's obligation to deliver the audited balance sheet of Savant, dated as of the close of business on the Closing Date, which is to be delivered to ESAN not later than thirty (30) days following the Closing Date.

         7.11 Financial Statements. The audited and reviewed Financial Statements will have been delivered to ESAN in accordance with Section 4.07 of this Agreement without material change from the unaudited Financial Statements previously delivered.

         7.12 Fairness Opinion. ESAN shall have received a fairness opinion, in form and substance reasonably satisfactory to ESAN's Board of Directors, with respect to the transactions contemplated by this Agreement.


                                  ARTICLE VIII
         CONDITIONS PRECEDENT TO THE OBLIGATION OF HOV AND DBWI TO CLOSE

         The obligation of HOV and DBWI to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by DBWI in its sole discretion (except when the fulfillment of such condition is a requirement of law).

         8.01. Representations and Warranties. All representations and warranties of ESAN contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

         8.02. Covenants. ESAN shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.03. No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of DBWI to own the ESAN Preferred Stock after the Closing Date, or which might have a Material Adverse Effect thereon.

         8.04 Consents, Licenses and Permits. HOV, DBWI and ESAN shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of Savant from terminating, the termination of which, in the aggregate, would have a Material Adverse Effect on the business, financial condition or assets of Savant, or (ii) any material indebtedness of Savant from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

         8.05 Certificates. HOV and DBWI shall have received a certificate of ESAN, dated the Closing Date, signed by the President of ESAN as to the satisfaction of the conditions contained in Sections 8.01 and 8.02.

         8.06 Good Standing Certificate. ESAN shall have delivered to HOV and DBWI a certificate dated as of the most recent practicable date prior to the Closing issued by the Department of Treasury of the State of Delaware to the effect that ESAN is legally existing and in good standing.

         8.07 Secretary's Certificate. ESAN shall have delivered to HOV and DBWI at the Closing a certificate to the effect that (i) attached thereto is a true and complete copy of the Certificate of Incorporation and the Bylaws of ESAN (as amended through such date) as in effect on the date thereof, and (ii) attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of ESAN authorizing the execution, delivery and performance of this Agreement.

         8.08. Opinion. HOV and DBWI shall have received the written opinion of counsel to ESAN, dated the Closing Date, in the form attached hereto as Exhibit D.

         8.09 Investor Rights Agreement. HOV and ESAN shall have entered into the Investor Rights Agreement in the form attached as Exhibit B and such agreement shall be in full force and effect.

         8.10 Certificate of Designation. ESAN shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and such filing shall have been accepted by the Secretary of State of the State of Delaware prior to the Closing and such certificate shall be in full force and effect.

         8.11. No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status, capital stock, or prospects of ESAN as at the ESAN Balance Sheet Date.

         8.12 Due Diligence Investigation. HOV and DBWI shall have conducted, and be satisfied in its sole discretion with the results of, the Due Diligence Investigation.

                                   ARTICLE IX
                                     CLOSING

         9.01. Items to be Delivered by DBWI. At the Closing, DBWI will deliver or cause to be delivered to ESAN:

                  (a) The Certificate of Merger;

                  (b) The certificates required by Section 7.05, 7.06 and 7.07;

                  (c) The opinion of HOV's and DBWI's counsel as required by
Section 7.08;

                  (d) The Investor Rights Agreement, in the form attached hereto as Exhibit B; and

                  (e) Such other certified resolutions, documents and certificates as are required to be delivered by Savant and DBWI pursuant to the provisions of this Agreement.

         9.02. Items to be Delivered by ESAN. At the Closing, ESAN will deliver or cause to be delivered to HOV and DBWI:

                  (a) The Certificate of Merger;

                  (b) The certificates representing the ESAN Preferred Stock to be delivered as part of the Merger Consideration pursuant to Section 2.01.1;

                  (c) The certificate required by Sections 8.05, 8.06 and 8.07;

                  (d) The opinion of ESAN's counsel as required by Section 8.08;

                  (e) The Investor Rights Agreement, in the form attached hereto as Exhibit B; and

                  (f) Such other certified resolutions, documents and certificates as are required to be delivered by ESAN pursuant to the provisions of this Agreement.

                                    ARTICLE X
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         10.01 Survival. Notwithstanding any right of the parties hereto (whether or not exercised) to investigate the affairs of the other parties hereto, including, without limitation, the right to conduct the Due Diligence Investigation, or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, DBWI, HOV and ESAN have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement (without limitation or restriction). The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a term of two (2) years with the exception of those regarding taxes set forth in Section 4.11 which shall survive the Closing for the statute of limitations periods applicable to the matters referred to therein.

         10.02  Indemnification.

         (a) HOVagrees to save, defend and indemnify ESAN against and hold it harmless from any losses, damages, deficiencies or liabilities (including, without limitation, counsel fees and expenses and any settlement amounts in connection therewith) ("Losses") caused by, resulting or arising from or otherwise relating to (i) any failure by DBWI or HOV to perform or otherwise fulfill or comply with any undertaking, agreement, or obligation of DBWI or HOV hereunder, or (ii) any breach of any representation or warranty of DBWI or HOV contained herein. HOV shall have no liability for any Losses suffered by ESAN unless the aggregate of all Losses suffered by ESAN exceeds, on a cumulative basis, two hundred fifty thousand dollars ($250,000) and HOV shall be liable for all Losses in excess of that amount.

         (b) ESAN agrees to save, defend and indemnify DBWI and HOV and their respective officers, directors, employees, agents and affiliates against and hold it harmless from any and all Losses caused by, resulting or arising from or otherwise relating to (i) any failure by ESAN to perform or otherwise fulfill or comply with any undertaking, agreement, or obligation of ESAN hereunder or (ii) by reason of any breach of any representation or warranty of ESAN contained herein. ESAN shall have no liability for any Losses suffered by DBWI or HOV unless the aggregate of all Losses suffered by DBWI and HOV exceeds, on a cumulative basis, two hundred fifty thousand dollars ($250,000) and ESAN shall be liable for all Losses in excess of that amount.

         10.03. Defense of Claims. An indemnified party agrees to notify the indemnifying party or parties with reasonable promptness of any claim asserted against it in respect of which the indemnifying party or parties may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The indemnifying party shall have the right to defend any such claim at their own expense and with counsel of their choice; provided, however, that such counsel shall have been approved by the indemnified party prior to engagement, which approval shall not be unreasonably withheld, or delayed; and provided further, that the indemnified party may participate in such defense, if it so chooses, with its own counsel and as its own expense. The parties hereby acknowledge and agree that the obligation of any indemnifying party to indemnify any indemnified party with respect to any claim or demand in respect of which such indemnified party might seek indemnity from such indemnifying party shall be reduced by an amount equal to the amount, if any, received by the indemnified party in respect of insurance proceeds or other similar compensation paid to such indemnified party as a result of or in connection with such claim or demand.

         10.04. Exclusive Remedy. The indemnification provisions of this Article X will be the sole and exclusive remedy of DBWI, HOV, ESAN and any other indemnified parties after the date hereof for any relief and/or damages suffered by any indemnified party hereunder in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE XI
                             TERMINATION AND WAIVER

         11.01 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

                  11.01.1 By mutual consent of HOV, ESAN and DBWI;

                  11.01.2 By ESAN if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to October 31, 2002, or shall become incapable of fulfillment at any time, and shall not have been waived;

                  11.01.3 By HOV and DBWI if any of the conditions set forth in
Article VIII hereof shall not have been fulfilled on or prior to October 31, 2002, or shall have become incapable of fulfillment at any time, and shall not have been waived;

                  11.01.4 By either ESAN or HOV and DBWI if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of such party, to consummate same.

         In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 12.02.

         11.02. Waiver. Any condition to the performance of HOV and DBWI or ESAN which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.01. Expenses. ESAN shall bear its expenses in connection herewith, and HOV shall bear the expenses of HOV, DBWI, and Savant in connection herewith.

         12.02. Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof: provided, however, that each party's obligations under this Section 12.02 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors, managers or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

         12.03. Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         12.04. Publicity. The parties agree that no publicity release or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

         12.05. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by reputable overnight delivery service, or be mailed, certified or registered mail, postage prepaid, as follows:

                           If to HOV or DBWI:
                           HandsOn Ventures, LLC
                           1207 Fourth Street, Third Floor
                           Santa Monica, California 90401
                           Attention:  Partner

                           With a copy to:

                           Bryan Cave LLP
                           120 Broadway, Suite 300
                           Santa Monica, California 90401-2305
                           Attn: D. Thomas Triggs

                           and if to ESAN, to:

                           Entrada Networks, Inc.
                           12 Morgan
                           Irvine, California 92618
                           Attention:  President

                           With a copy to:

                           Greenbaum, Rowe, Smith, Ravin,
                           Davis & Himmel, LLP
                           99 Wood Avenue South
                           P.O. Box 5600
                           Woodbridge, New Jersey 07095
                           Attention:  W. Raymond Felton

         The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

         12.06 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto: provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties.

         12.07. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

         12.08. Exhibits and Schedules. All Exhibits and Schedules annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits, Schedules, documents or instruments shall be deemed to refer to and include all such Exhibits, Schedules, documents and instruments.

         12.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within that state, excluding the choice of law rules thereof.

         12.10 Specific Performance. In the event of a material breach by either party of its representations and obligations hereunder to sell and deliver the Savant Common Stock or ESAN Securities, as the case may be, to the other party which is not cured within thirty (30) calendar days after written notice to that effect, the non-breaching party, in addition to any other rights or remedies, shall have the right to bring an action to enforce the terms of this Agreement by decree of specific performance without being required to prove actual damages, post bond or furnish other security, it being agreed that the Savant Common Stock and ESAN Securities to be transferred hereunder are each unique and not readily available in the open market, and the breaching party thereby further agrees to waive any and all defenses against any such action for specific performance based on the grounds that there is an adequate remedy for money damages available.

         12.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         12.12. Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

         WITNESS the execution of this Agreement as of the date first above written.

                           ENTRADA NETWORKS, INC.



                           By: /s/ Davinder Sethi
                              -------------------------
                              Davinder Sethi, Ph.D., Chief Financial Officer


                           DBW, INC.


                           By: /s/ John Mason
                               ---------------------------------
                               John Mason, President


                           HANDSON VENTURES, LLC.


                           By: /s/ John Mason
                               ---------------------------------
                               John Mason, Partner

                                    SCHEDULES



4.01     DBWI Corporate Existence and Qualification
4.02     Savant Corporate Existence and Qualification
4.03     Capitalization
4.07     Financial Statements
4.11     Taxes
4.12     Ownership of Assets
4.13     Insurance
4.14     Litigation, Compliance with Law
4.15     Real Property
4.16     Listed Agreements
4.19     Permits and Licenses
4.20     Banking Arrangements
4.22     Salary Information
4.23     Employee Benefit Plans
4.27     Alternate Names

5.08     Actions Since Balance Sheet Date
5.10     Litigation, Compliance with Law
5.11     Employee Benefit Plans

                                    EXHIBITS

Exhibit A:        Certificate of Designation
Exhibit B:        Investor Rights Agreement
Exhibit C:        Opinion of Counsel to HOV and DBWI
Exhibit D:        Opinion of Counsel to ESAN





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                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                                       of
                            SERIES B PREFERRED STOCK
                                       of
                             ENTRADA NETWORKS, INC.



         Pursuant to Section 151 of the Delaware General Corporation Law, Entrada Networks, Inc., a corporation organized and existing under the laws of the State of Delaware ("ESAN"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of ESAN by Article III of the Certificate of Incorporation (the "Certificate of Incorporation") of ESAN and in accordance with Section 151 of the Delaware General Corporation Law, the Board of Directors of ESAN (the "Board") adopted the following resolution establishing a series of 5,000 shares of Preferred Stock of ESAN designated as "Series B Preferred Stock" (referred to herein as the "Series B Preferred Stock"):

         RESOLVED, that pursuant to the authority conferred on the Board by
Article III of the Certificate of Incorporation and by Section 151 of the Delaware General Corporation Law, a series of Preferred Stock, $0.001 par value per share, of ESAN is hereby established and created, and the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of a series of Preferred Stock consisting of 5,000 shares to be designated as Series B Preferred Stock.

1.       Dividend Provisions.

         (a) The holders of shares of Series B Preferred Stock, hereinafter the "Preferred Shares", in preference to the holders of shares of any classes of common stock of ESAN and each other class of capital stock or series of Preferred Stock hereafter created by the Board, the terms of which do not expressly provide that it ranks prior to or pari passu with the Series B Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of ESAN, shall be entitled to receive preferential dividends, at a rate of eight and one half percent (8.5%) per annum (the "Dividend Rate") of the Original Series B Issue Price (as hereinafter defined) payable, at ESAN's option (i) in cash, or (ii) in shares of the common stock of ESAN (the "Common Stock"), or (iii) any combination of (i) and (ii) by issuing additional shares (whether whole or fractional) of the Common Stock. If ESAN determines to pay such dividends in cash, such payments shall be made out of funds legally available therefor (the "Legally Available Funds"). For purposes of this Certificate of Designation, the term "Original Series B Issue Price" shall mean $1,000.00 for each outstanding Preferred Share, as it may be adjusted for stock splits, dividends, combinations or other recapitalization with respect to such shares. ESAN may, at its option, pay in cash the liquidation value of fractional shares of the Common Stock in lieu of issuing fractional shares thereof as a dividend. For purposes of calculating any dividend to be paid in shares of Common Stock, the number of shares of

Common Stock to be paid shall be determined using the average of the closing bid prices for the Common Stock on the principal securities exchange or trading market for the Common Stock (the "Principal Market") as reported by Bloomberg Financial Services, L.P. ("Bloomberg") for the last twenty trading days of such quarter. The issuance of such shares of Common Stock shall constitute full payment of the dividend otherwise payable in cash. Dividends, if due, shall be payable quarterly on the first (1st) Business Day of each fiscal quarter (each such date a "Series B Dividend Payment Date"), commencing on November 1, 2002. The term "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed. The dividends payable on Preferred Shares shall be paid to the holders of Preferred Shares (whether whole or fractional) (each a "Holder" and, collectively, the "Holders") as they appear on the stock records of ESAN at the close of business on the applicable Series B Dividend Payment Date.

         (b) Dividends, whether paid in cash or in shares of Common Stock, shall be cumulative from the Series B Dividend Payment Date. If dividends are paid in shares of Common Stock, such shares shall be deemed to have been issued on the Series B Dividend Payment Date on which they accrue.

         (c) Dividends payable on the Preferred Shares for any period more or less than a full quarterly dividend period shall be computed on the basis of a 360 day year of twelve 30 day months.

         (d) Subject to the last sentence of this subparagraph (d) of Section 1, if ESAN fails on any Series B Dividend Payment Date to pay any dividends then payable on the Preferred Shares, whether or not declared and whether or not there shall exist Legally Available Funds, such failure shall constitute an "Event of Noncompliance." Upon the occurrence of such an Event of Noncompliance, the Dividend Rate shall be automatically increased to a rate of thirteen (13%) percent per annum (the "Noncompliance Dividend Rate") of the Original Series B Issue Price for all subsequent periods until the amount in arrears has been paid in full. At such time as the amount in arrears has been paid in full, the Noncompliance Dividend Rate shall cease to be in effect and the dividend rate shall revert to the Dividend Rate. The failure of ESAN on any Series B Dividend Payment Date to pay any dividends then payable on the Preferred Shares, whether or not declared, and whether or not there shall exist Legally Available Funds, shall not constitute an Event of Noncompliance if, within fifteen (15) days of the occurrence of such Event of Noncompliance, ESAN makes such dividend payment, provided, however, that at the time of the payment of such dividend, no other Event of Noncompliance then exists.

         (e) In the event dividends or distributions are paid on any share of Common Stock, ESAN shall pay an additional dividend or distribution on all outstanding shares of Preferred Shares in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

         (f) All numbers relating to calculation of dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Preferred Stock.



                                       2


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2.       Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of ESAN (collectively, a "Liquidation") either voluntary or involuntary, the Holders of Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of ESAN to the holders of any other shares of capital stock of ESAN by reason of their ownership thereof, an amount per share of the Preferred Shares equal to the sum of (i) accrued but unpaid dividends of such shares, and (ii) one hundred percent (100%) of the Original Series B Issue Price. If upon the occurrence of such event, the assets and funds thus distributed among the Holders shall be insufficient to permit the payment to such Holders of the full aforesaid preferential amounts (the "Liquidation Preference"), then the entire assets and funds of ESAN legally available for distribution shall be distributed ratably among the Holders in proportion to the amount of such stock owned by each such Holder.

         (b) Upon the completion of the distribution required by subparagraph
(a) of this Section 2, the remaining assets of ESAN available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

         (c) For purposes of this Section 2, a "Liquidation" shall be deemed to be occasioned by, or to include, (i) the acquisition of ESAN by another entity by means of any transaction or series of related transactions, (ii) a reorganization, merger or consolidation of ESAN or of Savant Consulting Group, Inc., a New Jersey corporation and a wholly owned-subsidiary of ESAN ("Savant"), but excluding any merger effected exclusively for the purpose of changing the domicile of ESAN or of Savant; or (iii) a sale of all or substantially all of the assets of ESAN or Savant. Notwithstanding the foregoing, nothing in this
Section 2 shall limit the right of any Holder to convert any of his, her or its Preferred Shares then outstanding into Common Stock, as set forth in Section 4 herein of this Certificate of Designation, prior to or subsequent to any acquisition of ESAN or Savant or sale of assets described herein.

         (d) In any event of Liquidation, if the consideration received by ESAN is other than cash, its value will be deemed its fair market value. Any securities received as consideration shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                           (1) If traded on a securities exchange or through the
Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to such event;

                           (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and


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                           (3)      If there is no active public market, the
fair market value shall be determined in good faith by the Board.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (d)(i) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

                  (iii) In the event the requirements of this subparagraph (d) of Section 2 are not complied with, ESAN shall forthwith either:

                           (1) cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                           (2) cancel such transaction, in which event the
rights, preferences and privileges of the Holders shall revert to and be the same as the rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subparagraph 2(d)(iv) below.

                  (iv) ESAN shall give each Holder written notice of an impending event of Liquidation not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify each Holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and ESAN shall thereafter give each Holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after ESAN has given the first notice provided for herein or sooner than ten (10) days after ESAN has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding Preferred Shares.

3.       Right of Redemption.

         (a) Provided that ESAN complies with the requirements of this Section 3, during each calendar year in which Preferred Shares are outstanding, ESAN shall have the right, but not the obligation, to redeem Preferred Shares having an aggregate Series B Issue Price of up to One Million ($1,000,000) Dollars (each such redemption a "Mandatory Redemption Event"). The redemption price in the event of a Mandatory Redemption Event shall be the Series B Issue Price per share plus all accrued but unpaid dividends and shall be payable in cash out of Legally Available Funds.

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


         (b) Upon the occurrence of a Mandatory Redemption Event, ESAN shall redeem Preferred Shares pro rata from among the Holders based on the number of Preferred Shares held by each Holder.

         (c) Holders shall be obligated to tender their Preferred Shares upon a Mandatory Redemption Event only if (i) ESAN has first given the Holders five (5) Business Days prior written notice of such Mandatory Redemption Event, during which five (5) Business Day period, each Holder shall have the right to convert its Preferred Shares into shares of the Common Stock at the then applicable Conversion Price, as that term is defined in Section 4 hereof, plus an amount in cash or in shares of common stock equal to all accrued but unpaid dividends at the time of the Mandatory Redemption Event; and (ii) the funds used to pay for the Mandatory Redemption Event are not funds raised by selling any form of equity for the purpose of redeeming such shares of Series B Preferred Stock from the Holders. In case fewer than the total number of Preferred Shares represented by any single certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the Holder thereof without cost to such Holder within five (5) Business Days after surrender of the certificate representing the redeemed Preferred Shares.

4.       Conversion.

         The Holders shall have conversion rights as follows (the "Conversion Rights"):

         (a) Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time, at the office of ESAN or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such Share, determined as hereafter provided. From and after the date of issuance of each Preferred Share until three years from its date of issuance, the Conversion Price per share for Preferred Shares shall be the average of the closing bid prices for the Common Stock on the Principal Market for the Common Stock as reported by Bloomberg for the twenty
(20) trading days preceding [the date upon which the Merger Agreement and Plan of Merger by and between ESAN and HandsOn Ventures, LLC, is executed (the "Agreement Execution Date")].

         (b) Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time, at the office of ESAN or any transfer agent for such stock, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such Share, determined as hereafter provided. From and after the third year from the date of issuance of each Preferred Share, the Conversion Price per share for Preferred Shares shall be the lesser of (i) the average of the closing bid prices for the Common Stock on the Principal Market for the Common Stock as reported by Bloomberg for the twenty (20) trading days [preceding the Agreement Execution Date], and (ii) the average of the closing bid prices for the Common Stock on the Principal Market for the Common Stock as reported by Bloomberg for the twenty (20) trading days immediately preceding the date upon which the Holders of such Preferred Shares shall have submitted to ESAN their written intention to convert all or a portion of the Preferred Shares held by them.

         (c)      Automatic Conversion.

                  (i) Each Preferred Share shall automatically be converted (an "Automatic Conversion Event") into shares of the Common Stock at the then applicable Conversion Price in effect for such Preferred Share if, at any time prior to December 31, 2003, the Closing Bid Price on the Principal Market for the Common Stock as reported by Bloomberg is greater than or equal to $0.80 per share of Common Stock for any period of at least fifteen consecutive trading days (the "Automatic Conversion Trigger Price"). Upon the occurrence of such an event, the number of Preferred Shares to be so automatically converted shall not exceed the amount that would result in the issuance to the Holders of such Preferred Shares of the lesser of (i) twenty percent (20%) of the number of shares of Common Stock traded on the Principal Market as reported by Bloomberg during the immediately preceding ninety (90) day period and (ii) 4.99% of the total shares of Common Stock then outstanding.

                  (ii) In the event that an Automatic Conversion Event occurs during any one calendar year, or if any one calendar year beginning with 2003 concludes without the occurrence of an Automatic Conversion Event, the Automatic Conversion Trigger Price shall automatically, and without any further action on the part of ESAN or the Holders of the Preferred Shares, increase by $0.30 for each such occurrence or for each such completed calendar year.

                  (iii) In the event that ESAN has given the Holders written notice (the "Automatic Conversion Event Notice") in accordance with the provisions of this Certificate of Designation of an Automatic Conversion Event and if, upon the fifth business day immediately following the date of such Notice, the Holders have failed to tender all of the Preferred Shares subject to that Automatic Conversion Event, then ESAN shall have the right, but not the obligation, to repurchase from Holders such Preferred Shares as the Holders have failed to tender, for the Original Series B Issue Price, which price shall be paid in cash, provided, however, that the funds used to pay for such repurchase shall not have been raised through the sale of any of ESAN's equity securities as described in Section 3 (c)(ii) above.

         (d)      Mechanics of Conversion.

         Before any Holder shall be entitled to convert his, her, or its Preferred Shares into shares of Common Stock, such Holder shall surrender the certificate or certificates therefor, duly endorsed, or shall provide an affidavit of loss, at the office of ESAN or of any transfer agent for the Preferred Shares, and shall give written notice by mail, postage prepaid, to ESAN at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. ESAN shall, within five (5) days of such surrender, issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.



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         (e)      Notices of Record Date.

         Upon (i) ESAN establishing a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined below) or other capital reorganization of ESAN, any reclassification or recapitalization of the capital stock of ESAN, any merger or consolidation of ESAN with or into any other corporation, or any Asset Transfer (as defined below), or any voluntary or involuntary dissolution, liquidation or winding up of ESAN, ESAN shall mail to each holder of Preferred Shares at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. For purposes of this Certificate, "Acquisition" shall mean any consolidation or merger of ESAN with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of ESAN immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving or acquiring entity immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of 50% of ESAN's voting power is transferred; and "Asset Transfer" shall mean a sale, lease or other disposition of all or substantially all of the assets of ESAN.

         (f) No Impairment. ESAN will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalizations, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by ESAN but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

         (g) Reservation of Stock Issuable Upon Conversion. ESAN will at all times reserve and keep available out of its authorized but unissued shares, solely for the purpose of issue upon conversion of the Preferred Shares, as provided in this section 4, such number of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Shares, and, upon the issuance thereof upon conversion, all in accordance with the provisions hereof, such Common Stock shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges. ESAN shall take all such actions as may be necessary to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by ESAN upon each such issuance). ESAN shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be



                                       7


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less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Shares.

         (h) Tax Matters. The issuance of certificates for Common Stock shall be made without charge for any tax in respect of such issuance or other cost incurred by ESAN in connection with such conversion and the related issuance of Common Stock upon conversion of Preferred Shares. Upon conversion of each share of Preferred Shares, ESAN shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof other than claims of creditors of the person or persons to whom the Common Stock is issued. However, if any such certificate is to be issued in a name other than that of the holder of the converted Preferred Shares, ESAN shall not be required to issue or deliver any share certificate or certificates unless and until the holder has paid to ESAN the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of ESAN that such tax has been paid or is not due.

         (i) Dividends and Distributions. If ESAN at any time or from time to time after the date upon which the Series B Preferred Shares are issued, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of ESAN other than shares of Common Stock, in each such event provision shall be made so that the holders of the Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of ESAN which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred Shares or with respect to such other securities by their terms.

         (j) Subdivisions and Combinations. If ESAN shall at any time or from time to time after the date on which this Certificate of Designation is filed with the Secretary of State of the State of Delaware effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if ESAN shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 4(j) shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (k) ESAN's Cooperation. ESAN shall not close its books against the transfer of Preferred Shares or of Common Stock issued or issuable upon conversion of Preferred Shares in any manner which interferes with the timely conversion of the Preferred Shares. ESAN shall assist and cooperate with any holder of Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of



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Preferred Shares hereunder (including, without limitation, making any filings required to be made by ESAN).

5.       Protective Provisions.

         (a) In addition to any other rights provided by law, for as long as at least twenty percent (20%) of the Preferred Series B Shares are outstanding, ESAN shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least a majority of the then outstanding Preferred Shares, voting as a class:

                  (i) alter, change or amend the rights, preferences or privileges of the Preferred Shares; or

                  (ii) authorize, create or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (including, without limitation, additional Preferred Shares or shares of ESAN's Series A Preferred Stock) having a preference over, or being on a parity with the Series B Preferred Stock with respect to voting, dividends or upon liquidation.

         (b) In addition to any other rights provided by law, for so long as shares of the Series B Preferred Stock having an aggregate Original Series B Issue Price of at least twenty (20%) percent of the total Original Series B Issue Price are outstanding and held by the person to whom such shares were originally issued or an Affiliate of such person, ESAN shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a class:

                  (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with or into or consolidate with any other corporation (other than a merger of a wholly-owned subsidiary corporation with or into ESAN) or effect any transaction or series of related transactions in which more than fifty percent (50%) any of the ownership and/or voting power of ESAN is disposed of; or

                  (ii) effect any voluntary liquidation, dissolution, bankruptcy or winding up of ESAN.

6.       Voting Rights.

         (a) For so long as at least twenty percent (20%) of the Preferred Stock remains outstanding, Holders of Preferred Shares (voting together as one class and separately from any other series of ESAN's capital stock), shall be entitled to elect two (2) members of ESAN's Board of Directors. Without limiting or derogating from the foregoing, Holders of Preferred Shares at all times shall have the right to nominate at least 40% of the total number of Directors comprising ESAN's Board of Directors (including the two (2) Directors referred to in the previous sentence) as long as at least twenty percent (20%) of the Preferred Stock remains outstanding.

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         (b) The Holders of Preferred Shares shall vote as if such shares were converted to Common Stock, with the Holders of the Preferred Shares voting with the holders of Common Stock as a single class, and the Holders of the Preferred Shares shall be entitled to the number of votes equal to the largest integral number of shares of Common Stock into which such Holder's Preferred Shares could be converted in accordance with Section 4 of this Certificate of Designation as of the record date in the case of a meeting or the effective date of any consent given in lieu of a meeting.

7.       Status of Converted Stock.

         In the event any Preferred Shares shall be redeemed or converted pursuant to Section 3 or 4 hereof, the Preferred Shares so converted shall be cancelled and shall not be issuable by ESAN. The Articles of Incorporation shall be appropriately amended to effect the corresponding reduction in ESAN's authorized capital stock.

         IN WITNESS WHEREOF, Entrada Networks, Inc. has caused this Certificate
to be executed this     day of        , 2002.


                                             ENTRADA NETWORKS, INC.



                                            By:
                                              ------------------------
                                                Davinder Sethi, Ph.D.,
                                                Chief Financial Officer

                                    EXHIBIT B



                            INVESTOR RIGHTS AGREEMENT




         This Investor Rights Agreement (the "Agreement") is made as of the
day of       , 2002 by and between Entrada Networks Inc., a Delaware corporation
("ESAN"), having an address at 12 Morgan, Irvine, California 92618 and HandsOn Ventures, LLC., a Delaware limited liability company ("HOV"), having an address at 1207 Fourth Street, Third Floor, Santa Monica, California 90401.


                                    RECITALS


         WHEREAS, in connection with Merger Agreement and Plan of Merger by and between the parties hereto dated as of August 12, 2002 (the "Merger Agreement)
(i) ESAN has issued to HOV five thousand (5,000) shares of ESAN's Series B Convertible Preferred Stock, par value $.001 per share, having an aggregate liquidation value of $5,000,000 (the "Preferred Stock"), which are convertible into shares of ESAN's common stock, par value $.001 per share (the "Common Stock") (as converted, the "Conversion Shares) and (ii) ESAN has agreed to deliver upon the terms and subject to the conditions of the Merger Agreement, shares of the Common Stock having an aggregate Value (as that term is defined in the Merger Agreement) of $1,000,000 (the "Merger Consideration Common Stock"); and

         WHEREAS, to induce HOV to execute and deliver the Merger Agreement, ESAN has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and applicable state securities laws.


         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. The following terms shall have the meanings assigned thereto:

         (a) The term "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

         (b) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) The term "Affiliate" means a person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such entity or person.

         (d) The term "Registrable Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Stock, (ii) the Purchase Price Common Stock issuable as part of the Purchase Price, (iii) shares of the Common Stock issuable as a result of dividends payable on the Preferred Stock, and (iv) any shares of capital stock issued or issuable with respect to any of the foregoing shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

         (e) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding which have been issued pursuant to the exercise, redemption or conversion of securities which were, and the number of shares of Common Stock which are issuable pursuant to then exercisable, redeemable or convertible securities which are, Registrable Securities.


         (f) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 3(a) hereof, and, for purposes of this Agreement, includes HOV.


         (g) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by ESAN with the SEC.

         (h) The term "SEC" means the Securities and Exchange Commission.

2.       Registration.

         (a) Demand Registration. The Holder shall have the right, after either
(i) ESAN has made any issuance of the Merger Consideration due to HOV in Common Stock, or (ii) the Holder has converted all or a portion of its Preferred Stock into Common Stock, or (iii) ESAN has issued shares of the Common Stock as a result of dividends payable on the Preferred Stock, to require that ESAN effect up to two registrations within any twelve (12) month period, until such time as the Holder's rights under this Agreement have terminated, in accordance with the provisions of the 1933 Act, of the offering and sale of some or all of the Registrable Securities held by such Holder. Subject to the last sentence of this section 2(a), upon receipt of such demand, ESAN shall prepare, and, as soon as practicable but not later than forty-five (45) days of ESAN's receipt of the Holder's demand, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, ESAN shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). ESAN shall use its best efforts to have the Registration Statement declared effective by the SEC within a reasonable period after the date such Registration Statement is first filed. ESAN shall, once during each twelve (12) month period in which a demand for registration is made, have the right to delay filing such Registration Statement for a period of not more than 120 days in such year.


         (b) Piggyback Registration. If ESAN at any time proposes to register any of its securities under the 1933 Act, whether or not for sale for its own account, on Form S-1 or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration of ESAN securities under the 1933 Act, it shall each such time give at least thirty

(30) days' prior written notice to the Holder of its intention to do so (which notice shall include a list of any jurisdictions in which ESAN intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws). Upon the written request of the Holder (a "Requesting Holder") made as promptly as practicable and in any event within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended methods of such disposition), ESAN in each instance shall use its best efforts to effect the registration under the 1933 Act of all Registrable Securities which ESAN has been so requested to register by the Requesting Holder thereof under the 1933 Act and registered or qualified under any applicable state securities laws, all to the extent required to permit the sale or other disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten offering to the public, all holders of Registrable Securities requesting to be included in ESAN's registration must sell their Registrable Securities to the underwriters selected by ESAN on the same terms and conditions as apply to ESAN and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2(b) and prior to the effective date of the Registration Statement filed in connection with such registration, ESAN shall determine for any reason not to register such securities, ESAN shall give written notice to all holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration without prejudice. No registration effected under this Section 2(b) shall relieve ESAN of its obligation to effect the registration(s) required under Section 2(a).

         (c) Priority in Piggyback Registration. If, in connection with the first underwritten public offering undertaken after the date hereof, the managing underwriter of such underwritten offering (after determining in good faith and for valid business or marketing reasons) shall inform ESAN by letter of its opinion that the number of Registrable Securities requested to be included in such registration would, in its opinion, have a material adverse effect on the marketability of the offering or the price at which such securities can be sold, and ESAN has so advised the Requesting Holders in writing, then ESAN shall include in such registration, to the extent of the number which ESAN is so advised can be sold in (or during the time of) such offering, all securities proposed by ESAN as so advised can be sold for its own account and all Registrable Securities requested to be included in such registration pursuant to this Section 2, allocated pro rata among ESAN and such Requesting Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in such registration. In any underwritten public offering that is undertaken subsequent to the aforementioned first underwritten public offering, the Holder shall be permitted to include a minimum of 25% of its holdings of Registrable Securities in such subsequently underwritten public offering.

         (d) Obligations of ESAN. Whenever required under this Section 2 to effect the registration of any Registrable Securities, ESAN shall, as expeditiously as reasonably possible do each of the following:

                  (i) Prepare and file with the SEC, as soon as practicable, but in any event within 45 days after the date of a request for a Demand Registration or other registration under Sections 2.2(a) and 2.2(b), respectively, a Registration Statement (which in case of a Demand Registration shall be on a form designated by the underwriters or the Holder), and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for up to 180 days, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold (the "Registration Period").

                  (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of ESAN covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                  (iii) ESAN shall permit a single firm of counsel designated by the Holder to review the Registration Statement and all amendments and supplements thereto for a reasonable period of time (but not less than three business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

                  (iv) Furnish to the Holders such numbers of copies of a prospectus and any amendments thereto, and such other documents and information as they or the underwriters may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (v) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that ESAN shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (vi) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (vii) As promptly as practicable after becoming aware of such event, notify Holder of the happening of any event of which ESAN has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and use its reasonable efforts promptly to prepare a supplement or amendment to the

Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to Holder as Holder may reasonably request.

                  (viii) As promptly as practicable after becoming aware of such event, notify Holder, if its Registrable Securities are being sold or, in the event of an underwritten offering, the managing underwriters of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement or post-effective amendment thereto at the earliest possible time and make reasonable efforts to obtain the withdrawal of any such order suspending the effectiveness of the Registration Statement or post-effective amendment thereto.

                  (ix) Use its reasonable efforts to obtain legal opinions of counsel to ESAN dated on the date such opinions are addressed to Holder if its Registrable Securities are included in the Registration Statement, in customary form and covering such matters of the type customarily covered by such opinions. Delivery of any such opinion shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling stockholders who receive such opinions.

                  (x) Cooperate with the Holder, if its Registrable Securities are being offered, to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holder may reasonably request and, within five business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, ESAN shall deliver, and shall cause legal counsel selected by ESAN to deliver, to the transfer agent for the Registrable Securities (with copies to the Holder if its Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel.

                  (xi) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or quotation system on which similar securities issued by ESAN are then listed or quoted.

                  (xii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder, in each case not later than the effective date of such registration.

                  (xiii) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of the Registrable Securities pursuant to the Registration Statement.

         (e) Furnish Information.

             It shall be a condition precedent to the obligations of ESAN to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall, following reasonable notice from ESAN as provided in Section 2, furnish to ESAN such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

         (f) Expenses of ESAN Registration.

         ESAN shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration pursuant to Section 2(a) and Section 2(b) hereof for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and "cold comfort" letters, expenses of underwriters (excluding underwriting discounts and commissions but including the reasonable fees and expenses of any necessary special experts) and excluding stock transfer taxes relating to Registrable Securities. In addition, ESAN shall bear the reasonable expenses of counsel to Holder incurred in connection with registrations, filings or qualifications in connection herewith.

         (g) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         (h) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (i) To the extent permitted by law, ESAN will indemnify and hold harmless each Holder, each director and officer of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, liabilities or expenses (joint or several) to which they may become subject or they may incur under the 1933 Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments (including post-effective amendments) or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by ESAN of the 1933 Act, the 1934 Act, state securities laws or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or state securities laws; and ESAN will pay to each such Holder, underwriter or controlling person any legal or other reasonable expenses promptly as such expenses are incurred and are due and payable in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of ESAN (which consent shall not be unreasonably withheld), nor shall ESAN be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless ESAN, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls ESAN within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2(h)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2(h)(ii) exceed the net proceeds from the offering received by such Holder.

                  (iii) Promptly after receipt by an indemnified party under this Section 2(h)(iii) notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, including without limitation another indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2(h), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2(h).

                  (iv) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 2(h) to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section2(h)(i); (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (j) Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of ESAN to the public without registration or pursuant to a registration on Form S-3, ESAN agrees to:

                  (i) make and keep public information available, as that term is used in Rule 144 under the 1933 Act or in any successor to such rule (collectively, "Rule 144");

                  (ii) file with the SEC in a timely manner all reports and other documents required of ESAN under the 1933 Act and the 1934 Act; and

                  (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) a written statement by ESAN that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of ESAN and such other reports and documents so filed by ESAN, and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         k. Termination of Registration Rights. The registration rights granted to the Holder pursuant to this Agreement shall terminate upon the date that is the later to occur of (i) the date that is five (5) years after the first date upon which ESAN effects an underwritten public offering of its Common Stock following the effective date of this Agreement, or (ii) the date on which the

Holder can, within ninety (90) days from such date, sell the Purchase Price Common Stock, the Conversion Shares and any shares of the Common Stock issued as a result of dividends payable on the Preferred Stock , without registration under Rule 144.

         l. Limitations on the Grant of Registration Rights to Others. ESAN agrees that, from and after the date hereof, it shall not grant any registration rights relating to any of ESAN's equity securities to any other party (i) that are senior in priority or pari passu to the registration rights granted under this Agreement or (ii) if the grant of such registration rights would result in a registration statement for such equity securities being declared effective during (i) any ninety (90) day period immediately preceding or following an Automatic Conversion Event or a Mandatory Redemption Event (as those terms are defined in the Certificate of Designation of the Preferred Stock), or (ii) during any ninety (90) day period immediately following the date upon which the Holder has delivered to ESAN a notice effecting the conversion of its Preferred Stock into Common Stock.

3. Board of Directors. From and after the date of this Agreement, as long as at least 20% of the Preferred Stock is outstanding, Holder shall have the right to designate two (2) members of ESAN's Board of Directors and ESAN will take all necessary and desirable actions within its control in order to cause the nomination and election to ESAN's Board of Directors of such two individuals nominated by Holder. Without limiting or derogating the foregoing, the Holders at all times shall have the right to nominate (and ESAN will take all necessary and desirable actions within its control, in order to cause the nomination and election of) at least 40% of the total number of Directors comprising ESAN's Board of Directors as long as at least 20% of the Preferred Stock is outstanding. In the event any representative designated hereunder for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated as provided in this Section 3 by Holder pursuant to the terms hereof.

4.       Miscellaneous.

         (a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

         (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         (f) Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         (g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of ESAN and the Holders. Any amendment or waiver effected in accordance with this Section 3(g) shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and ESAN.

         (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         (i) Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (j) Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         (k) Assignment of Rights. Except for the transfer or assignment (without any limitation whatsoever) of the registration rights of HOV under this Agreement to any Affiliate of HOV, HOV may not transfer or assign the registration rights of HOV under this Agreement to a third party without the prior written consent of ESAN, which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           ENTRADA NETWORKS, INC.

                                           By:
                                               -----------------------------
                                                  Davinder Sethi, Ph.D.
                                                  Chief Financial Officer



                                           HANDSON VENTURES, LLC.:



                                           By:
                                               -----------------------------
                                                  John Mason
                                                  Partner